IMS HEALTH INCORPORATED
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                    Employment Agreement for Victoria R. Fash
                             As Amended and Restated
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


                             IMS HEALTH INCORPORATED
--------------------------------------------------------------------------------
                    Employment Agreement for Victoria R. Fash
                             As Amended and Restated
--------------------------------------------------------------------------------
                                                                            Page

1.       Employment; Effect of Amendment and Restatement..................     1

2.       Term.............................................................     1

3.       Offices and Duties...............................................     2

         (a)   Generally..................................................     2
         (b)   Place of Employment........................................     2

4.       Salary and Annual Incentive Compensation.........................     3

         (a)   Base Salary................................................     3
         (b)   Annual Incentive Compensation..............................     3

5.       Long Term Compensation, Including Stock Options, Benefits,
           Deferred Compensation, Expense Reimbursement, and Loan.........     3

         (a)   Executive Compensation Plans...............................     3
         (b)   Employee and Executive Benefit Plans.......................     4
         (c)   Acceleration of Awards Upon a Change in Control ...........     5
         (d)   Deferral of Compensation...................................     5
         (e)   Company Registration Obligations...........................     5
         (f)   Reimbursement of Expenses..................................     5
         (g)   Company Loan to Executive .................................     5

6.       Termination Due to Retirement, Death, or Disability..............     7

         (a)   Retirement.................................................     7
         (b)   Death......................................................     8
         (c)   Disability.................................................     9
         (d)   Other Terms of Payment Following Retirement, Death,
                 or Disability............................................    10

7.       Termination of Employment For Reasons Other Than Retirement,
           Death, or Disability...........................................    11
         (a)   Termination by the Company for Cause.......................    11
         (b)   Termination by Executive Other Than For Good Reason........    11
         (c)   Termination by the Company Without Cause Prior to
                 a Change in Control......................................    12
         (d)   Termination by Executive for Good Reason Prior to
                 a Change in Control......................................    14
         (e)   Termination by the Company Without Cause After
                 a Change in Control......................................    16


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         (f)   Termination by Executive for Good Reason After
                 a Change in Control......................................    19
         (g)   Other Terms Relating to Certain Terminations of Employment.    21

8.       Definitions Relating to Termination Events.......................    21

         (a)   "Cause"....................................................    21
         (b)   "Change in Control"........................................    22
         (c)   "Compensation Accrued at Termination"......................    23
         (d)   "Disability"...............................................    23
         (e)   "Good Reason"..............................................    23
         (f)   "Potential Change in Control"..............................    25

9.       Rabbi Trust Obligation Upon Potential Change in Control; Excise
           Tax Related Provisions.........................................    25

         (a)   Rabbi Trust Funded Upon Potential Change in Control........    25
         (b)   Gross-up If Excise Tax Would Apply.........................    26

10.      Non-Competition and Non-Disclosure; Executive Cooperation;
           Non-Disparagement..............................................    27

         (a)   Non-Competition............................................    27
         (b)   Non-Disclosure; Ownership of Work..........................    28
         (c)   Cooperation With Regard to Litigation......................    28
         (d)   Non-Disparagement..........................................    29
         (e)   Release of Employment Claims...............................    29
         (f)   Forfeiture of Outstanding Options..........................    29
         (g)   Survival...................................................    29

11.      Governing Law; Disputes; Arbitration.............................    30

         (a)   Governing Law..............................................    30
         (b)   Reimbursement of Expenses in Enforcing Rights..............    30
         (c)   Arbitration................................................    30
         (d)   Interest on Unpaid Amounts.................................    30

12.      Miscellaneous....................................................    31

         (a)   Integration................................................    31
         (b)   Successors; Transferability................................    31
         (c)   Beneficiaries..............................................    31
         (d)   Notices....................................................    31
         (e)   Reformation................................................    32
         (f)   Headings...................................................    32
         (g)   No General Waivers.........................................    32
         (h)   No Obligation To Mitigate..................................    32
         (i)   Offsets; Withholding.......................................    32
         (j)   Successors and Assigns.....................................    33
         (k)   Counterparts...............................................    33


                                                                             iii
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13.      Indemnification..................................................    33


                                                                              iv
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                             IMS HEALTH INCORPORATED
--------------------------------------------------------------------------------
                    Employment Agreement for Victoria R. Fash
                             As Amended and Restated
--------------------------------------------------------------------------------

                  THIS EMPLOYMENT AGREEMENT by and between IMS HEALTH INCORPORATED, a Delaware corporation (the "Company"), and Victoria R. Fash ("Executive") shall become effective as of July 1, 1998 (the "Effective Date"). It has been amended and restated as of January 1, 2000.


                               W I T N E S S E T H

                  WHEREAS, Executive has served the Company and its predecessors in executive and senior executive capacities since September 1991;

                  WHEREAS, the Company desires to continue to employ Executive as President and Chief Executive Officer of the Company, and Executive desires to accept such employment on the terms and conditions herein set forth.

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which the Company and Executive each hereby acknowledge, the Company and Executive hereby agree as follows:

         1.       EMPLOYMENT; EFFECT OF AMENDMENT AND RESTATEMENT.

                  The Company hereby agrees to employ Executive as its President and Chief Executive Officer, and Executive hereby agrees to accept such employment and serve in such capacities, during the Term as defined in Section 2 (subject to Section 7(c) and 7(e)) and upon the terms and conditions set forth in this Employment Agreement (the "Agreement"). Changes to this Agreement resulting from its amendment and restatement as of January 1, 2000 are effective from and after that date and during the remainder of the Term, except that the change in Executive's title and office from Chief Operating Officer to Chief Executive Officer became effective March 19,1999. Subject to this exception, Executive's employment during the Term and prior to 2000 was governed by the provisions of this Agreement as in effect prior to the effectiveness of the amendment and restatement.

         2.       TERM.

                   The term of employment of Executive under this Agreement (the "Term") shall be the period commencing on the Effective Date and ending on June 30, 2001 and any period of extension thereof in accordance with this Section 2, except that the Term will end at a date, prior to the end of such period or extension thereof, specified in Section 6 or 7 in the event of termination of Executive's employment. The Term, if not previously ended, shall be extended automatically without further action by either party by one additional year (added to the end of the Term) first on June 30, 2001 (extending the Term to June 30, 2002) and on each succeeding


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June 30 thereafter, unless either party shall have served written notice in accordance with Section 12(d) upon the other party on or before the December 31 preceding a June 30 extension date electing not to extend the Term further as of that June 30 extension date, in which case employment shall terminate on that June 30 and the Term shall end at that date, subject to earlier termination of employment and earlier termination of the Term in accordance with Section 6 or
7. The foregoing notwithstanding, in the event there occurs a Potential Change in Control during the period of 180 days prior to the June 30 on which the Term will terminate as a result of notice given by Executive hereunder, the Term shall be extended automatically at that June 30 by an additional period such that the Term will extend until the 180th day following such Potential Change in Control.

         3.       OFFICES AND DUTIES.

                  The provisions of this Section 3 will apply during the Term, except as otherwise provided in Section 7(c) and 7(e):

                  (a) Generally. Executive shall serve as the President and Chief Executive Officer of the Company and shall be nominated and, if elected, shall serve as a member of the Board of Directors of the Company (the "Board") and, for so long as she is serving on the Board, Executive agrees to serve as a member of any Board committee if the Board shall elect Executive to such committee. In any and all such capacities, Executive shall report only to the Chairman of the Board of the Company and to the Board. Executive shall have and perform such duties, responsibilities, and authorities as are customary for the president and chief executive officer of a publicly held corporation of the size, type, and nature of the Company as they may exist from time to time and consistent with such position and status, but in no event shall such duties, responsibilities, and authorities be reduced from those of Executive at the Effective Date. Executive shall devote her full business time and attention, and her best efforts, abilities, experience, and talent, to the positions of President and Chief Executive Officer and for the businesses of the Company without commitment to other business endeavors, except that Executive (i) may make personal investments which are not in conflict with her duties to the Company and manage personal and family financial and legal affairs, (ii) may serve as a member of the board of directors of Orion Capital Corporation, (iii) undertake public speaking engagements, and (iv) serve as a director of (or similar position with) any other business or an educational, charitable, community, civic, religious, or similar type of organization with the approval of the Chairman of the Board and the Board, so long as such activities (i.e., those listed in clauses (i) through (iv)) do not preclude or render unlawful Executive's employment or service to the Company or otherwise materially inhibit the performance of Executive's duties under this Agreement or materially impair the business of the Company or its subsidiaries.

                  (b) Place of Employment. Executive's principal place of employment shall be at the Corporate Offices of the Company which shall be in
(i) New York City, (ii) Westchester County, New York, (iii) Fairfield County, Connecticut (iv) Montgomery County, Pennsylvania, (v) Passaic County, New Jersey, or (vi) London, England.


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


         4.       SALARY AND ANNUAL INCENTIVE COMPENSATION.

                  As partial compensation for the services to be rendered hereunder by Executive, the Company agrees to pay to Executive during the Term the compensation set forth in this Section 4.

                  (a) Base Salary. The Company will pay to Executive during the Term a base salary, the annual rate of which shall be $700,000 (beginning in 2000), payable in cash in substantially equal semi-monthly installments commencing at the beginning of the Term, and otherwise in accordance with the Company's usual payroll practices with respect to senior executives (except to the extent deferred under Section 5(d)). Executive's annual base salary shall be reviewed by the Compensation and Benefits Committee of the Board (the "Committee") at least once in each calendar year and may be increased above, but may not be reduced below, the then-current rate of such base salary. For purposes of this Agreement, "Base Salary" means Executive's then-current base salary.

                  (b) Annual Incentive Compensation. The Company will pay to Executive during the Term annual incentive compensation which shall offer to Executive an opportunity to earn additional compensation based upon performance in amounts determined by the Committee in accordance with the applicable plan and consistent with past practices of the Company; provided, however, that the annual incentive opportunity in 2000 and thereafter shall be not less than the greater of 90% of Base Salary or the annual target incentive opportunity for the prior year for achievement of target level performance, with the nature of the performance and the levels of performance triggering payments of such annual target incentive compensation for each year to be established and communicated to Executive during the first quarter of such year by the Committee. In addition, the Committee (or the Board) may determine, in its discretion, to increase the Executive's annual target incentive opportunity or provide an additional annual incentive opportunity, in excess of the annual target incentive opportunity, payable for performance in excess of or in addition to the performance required for payment of the annual target incentive amount. Any annual incentive compensation payable to Executive shall be paid in accordance with the Company's usual practices with respect to payment of incentive compensation to senior executives (except to the extent deferred under Section 5(d)).

         5. LONG-TERM COMPENSATION, INCLUDING STOCK OPTIONS, BENEFITS, DEFERRED COMPENSATION, EXPENSE REIMBURSEMENT, AND LOAN

                  (a) Executive Compensation Plans. Executive shall be entitled during the Term to participate, without discrimination or duplication, in all executive compensation plans and programs intended for general participation by senior executives of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, subject to the eligibility and other requirements of such plans and programs, including without limitation any stock option plans, plans under which restricted stock/restricted stock units, performance-based restricted stock/restricted stock units ("PERS") or performance-accelerated restricted stock/restricted stock units ("PARS") may be awarded, other annual and long-term cash and/or equity incentive plans, and deferred compensation plans; provided, however, that such plans and programs, in the aggregate, shall provide Executive with compensation and incentive award opportunities substantially no less favorable than those provided by the Company to Executive under such plans and programs as in effect on the Effective Date.

                  (b) Employee and Executive Benefit Plans. Executive shall be entitled during the Term to participate, without discrimination or duplication, in all employee and executive


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benefit plans and programs of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, to the extent such plans are available to other senior executives or employees of the Company, subject to the eligibility and other requirements of such plans and programs, including without limitation plans providing pensions, supplemental pensions, supplemental and other retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance, as well as savings, profit-sharing, and stock ownership plans; provided, however, that such benefit plans and programs, in the aggregate, shall provide Executive with benefits and compensation substantially no less favorable than those provided by the Company to Executive under such plans and programs as in effect on the Effective Date. The foregoing notwithstanding, Executive shall not be eligible to participate or receive benefits under the Company's Employee Protection Plan.

                  In furtherance of and not in limitation of the foregoing, during the Term:

         (i) Executive will participate as President and Chief Executive Officer in all executive and employee vacation and time-off programs;

         (ii) The Company will provide Executive with coverage as President and Chief Executive Officer with respect to long-term disability insurance and benefits substantially no less favorable (including any required contributions by Executive) than such insurance and benefits in effect on the Effective Date;

         (iii) Executive will be covered by Company-paid group and individual term life insurance providing a death benefit no less than the death benefit provided under Company-paid insurance in effect at the Effective Date; provided, however, that, with the consent of Executive, such insurance may be combined with a supplementary retirement funding vehicle;

         (iv) Executive will be entitled to retirement benefits substantially no less favorable than those under the defined benefit pension plans and programs of the Company, including the IMS Health Incorporated Supplemental Executive Retirement Plan (the "SERP"), as in effect on the Effective Date (subject to such enhancement to benefits as are provided hereunder, including Sections 7(c), (d), (e), and (f)); and

         (v) The Company will provide Executive with health and medical benefits consistent with its policies for other senior executives.

                  Any provision to the contrary contained in this Agreement notwithstanding, unless Executive is terminated by the Company for "Cause" (as defined in Section 8(a)) or Executive terminates voluntarily and not for "Good Reason" (as defined in Section 8(e)), Executive may elect continued participation after termination of employment in the Company's health and medical coverage for herself and her spouse and dependent children after such coverage would otherwise end until such time as Executive becomes eligible for similar coverage with a subsequent employer or other entity to which Executive provides services or becomes eligible for Medicare (under rules in effect at the Effective Date hereof); provided, however, that in the event of such election, Executive shall pay the Company each year an amount equal to the then-current annual COBRA premium being paid (or payable) by any other former employee of the Company, unless otherwise provided under Section 6 or 7.


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


                  (c) Acceleration of Awards Upon a Change in Control. In the event of a Change in Control (as defined in Section 8(b)), all outstanding stock options, restricted stock, and other equity-based awards then held by Executive shall become vested and exercisable.

                  (d) Deferral of Compensation. If the Company has in effect or adopts any deferral program or arrangement permitting executives to elect to defer any compensation, Executive will be eligible to participate in such program on terms no less favorable than the terms of participation of any other executive officer of the Company. Any plan or program of the Company which provides benefits based on the level of salary, annual incentive, or other compensation of Executive shall, in determining Executive's benefits, take into account the amount of salary, annual incentive, or other compensation prior to any reduction for voluntary contributions made by Executive under any deferral or similar contributory plan or program of the Company, but shall not treat any payout or settlement under such a deferral or similar contributory plan or program to be additional salary, annual incentive, or other compensation for purposes of determining such benefits, unless otherwise expressly provided under such plan or program.

                  (e) Company Registration Obligations. The Company will use its best efforts to file with the Securities and Exchange Commission and thereafter maintain the effectiveness of one or more registration statements registering under the Securities Act of 1933, as amended (the "1933 Act"), the offer and sale of shares by the Company to Executive pursuant to stock options or other equity-based awards granted to Executive under Company plans or otherwise or, if shares are acquired by Executive in a transaction not involving an offer or sale to Executive but resulting in the acquired shares being "restricted securities" for purposes of the 1933 Act, registering the reoffer and resale of such shares by Executive.

                  (f) Reimbursement of Expenses. The Company will promptly reimburse Executive for all reasonable business expenses and disbursements incurred by Executive in the performance of Executive's duties during the Term in accordance with the Company's reimbursement policies as in effect from time to time.

                  (g) Company Loan to Executive. On January 3, 2000, the Company loaned Executive $3,558,012.55 (of which $631,639.36 was repaid on January 12,
2000), subject to the terms and conditions set forth in this Agreement, the Promissory Note made by Executive as of January 3, 2000 (the "Promissory Note," a copy of which is attached hereto as Exhibit A), and the Stock Pledge Agreement dated as of January 3, 2000 (the "Stock Pledge Agreement," a copy of which is attached hereto as Exhibit B), including the following terms and conditions:

         (i) The outstanding loan balances shall accrue interest at the Applicable Federal Rate specified by the Internal Revenue Service, as in effect January 1, 2000, compounded annually;

         (ii) Unless Executive's obligation to repay has been forgiven as provided in this Section 5(g), principal and interest shall become payable in full (i.e., in a balloon payment) at the earliest of (A) December 31, 2008, (B) the occurrence of an "Acceleration Event" as such term is defined in the Promissory Note, or (C) the occurrence of any other event specified in the Promissory Note, if any, which results in the principal and accrued interest becoming due and payable. Executive may repay principal or interest on the loan, in whole or in part, at any time prior to maturity;


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


         (iii) Executive's obligation to repay the loan principal and interest will be forgiven in its entirety if any of the following events occur:

                  (A) Executive remains continuously employed by the Company and its successors through December 31, 2008;

                  (B) The Company terminates Executive's employment without Cause or Executive terminates her employment for Good Reason, in either case whether before or after a Change in Control, or Executive's employment terminates due to death; or

                  (C) Executive's employment has terminated due to Disability and Executive has complied with the restrictive covenants set forth in Section 10 through December 31, 2008 (however, the restrictions under
                          Section 10(a) will apply only during the period specified in Section 10(a)).

         (iv) The Company shall be entitled to setoff and withhold, at the time of maturity of the loan, against Executive's obligation to repay principal and interest, any amount otherwise payable by the Company or any affiliate to Executive in satisfaction of Executive's obligation under this Section 5(g). In addition, Executive agrees to provide collateral to secure the loan and to terms relating to such collateral as follows:

                  (A) Executive hereby pledges, as collateral for the loan, the 81,260 "profit shares" of Common Stock Executive acquired upon exercise of options during 1998, which shares were identified as "profit shares" in connection with the grant of reload options by the Company (the "Profit Shares"), subject to the terms of the Stock Pledge Agreement. The pledge of the Profit Shares and other property that may be treated as collateral under the Stock Pledge Agreement (together, the "Pledged Property") shall continue for so long as any principal or interest remains unpaid in connection with the loan, except to the extent collateral may be released under Section 5(g)(iv)(C) or the Stock Pledge Agreement. Executive agrees that she will not transfer, further pledge, or otherwise encumber any of the Pledged Property to or for the benefit of any party other than the Company for so long as it remains pledged hereunder. The certificates for the Profit Shares are currently in Executive's name but held by the Company, and Executive agrees that, in addition to the Company's rights under the reload program, the Company shall continue to have the right to hold such certificates to the extent and for so long as any of such Profit Shares remain pledged under this Agreement, and the Company shall have the right to hold other Pledged Property or otherwise to secure it in the manner customary for such property, which shall include the right of the Company to transfer certificates evidencing ownership of any shares out of the name of Executive and into the name of a nominee if such step is deemed necessary or advisable by the Company. The Profit Shares and other shares that may become Pledged Property are pledged hereunder in connection with a loan for a purpose other than Executive's purchasing or carrying such shares;


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


                  (B) Dividends, distributions, and proceeds of any Pledged Property shall become Pledged Property to the extent so provided in the Stock Pledge Agreement.

                  (C) All or a portion of the Profit Shares and other Pledged Property shall be released upon written request of Executive if the fair market value of the collateral that will remain pledged after such release equals or exceeds 133% of the amount of principal and accrued interest then remaining unpaid, and will in any event be released immediately when the loan principal and interest have been repaid in full or forgiven. For this purpose, the fair market value of the Profit Shares shall be deemed to be equal to the average closing price of the Common Stock over the 30 trading days immediately preceding the date of release, and the fair market value of other collateral shall be reasonably determined by the Company;

                  (D) In the event of a termination of Executive's employment after which any of the loan principal or accrued interest remains unpaid, other than a termination due to Disability, Executive will within 90 days thereafter pledge additional collateral, in the form of shares of Common Stock of the Company or other property satisfactory to the Company, such that the value of any additional collateral pledged under this Section 5(g)(iv)(D) plus the value of the Pledged Property measured at the date of termination or the date such Pledged Property was originally pledged (whichever yields the greater value) equals at least 100% of the loan principal amount and interest accrued at the date of such additional pledge. For this purpose, the per-share value of Common Stock shall be deemed to be equal to the average closing price of the Common Stock over the 30 trading days immediately preceding the date as of which value is being determined, and the fair market value of other collateral shall be reasonably determined by the Company; and

                  (E) In the event Executive defaults on her obligation to repay the loan principal or accrued interest, the Company shall be entitled to execute against the Pledged Property, in accordance with the Stock Pledge Agreement.

         6.       TERMINATION DUE TO RETIREMENT, DEATH, OR DISABILITY.

                  (a) Retirement. Executive may elect to terminate employment hereunder by retirement at or after age 55 or at such earlier age as may be approved by the Board (in either case, "Retirement"). At the time Executive's employment terminates due to Retirement, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after termination of employment due to Retirement, and the Company will pay Executive, and Executive will be entitled to receive, the following:

         (i)      Executive's Compensation Accrued at Termination (as defined in
                  Section 8(c));

         (ii) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, an amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for that year if her employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

         (iii) The vesting and exercisability of stock options held by Executive at termination and all other terms of such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted (subject to Section 10(f) hereof);

         (iv) All restricted stock and deferred stock awards, including outstanding PERS awards, all other long-term incentive awards, and all deferral arrangements under Section 5(d), shall be governed by the plans and programs under which the awards were granted or governing the deferral, and all rights under the SERP and any other benefit plan shall be governed by such plan; and

         (v) Executive's rights and obligations with respect to the loan described in Section 5(g) will be as set forth in that Section.

                  (b) Death. In the event of Executive's death which results in the termination of Executive's employment, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after death, and the Company will pay Executive's beneficiary or estate, and Executive's beneficiary or estate will be entitled to receive, the following:

         (i)      Executive's Compensation Accrued at Termination;

         (ii) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's death occurred, an amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for that year if her employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of her death and the denominator of which is the total number of days in the year of death;

         (iii) The vesting and exercisability of stock options held by Executive at death and all other terms of such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

         (iv) All restricted stock and deferred stock awards, including outstanding PERS awards, all other long-term incentive awards, and all deferral arrangements under Section 5(d), shall be governed by the plans and programs under which the awards were granted or governing the deferral, and all rights under the SERP and any other benefit plan shall be governed by such plan; and

         (v) Executive's rights and obligations with respect to the loan described in Section 5(g) will be as set forth in that Section.

                  (c) Disability. The Company may terminate the employment of Executive hereunder due to the Disability (as defined in Section 8(d)) of Executive. Such employment shall terminate at the expiration of the 30-day period referred to in the definition of Disability set forth in Section 8(d), unless Executive has returned to service and presented to the Company a certificate of good health prior to such termination as specified in Section 8(d). Upon termination of employment, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after termination of employment due to Disability, and the Company will pay Executive, and Executive will be entitled to receive, the following:

         (i)      Executive's Compensation Accrued at Termination;

         (ii) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, an amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for that year if her employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

         (iii) Stock options held by Executive at termination shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

         (iv) Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

         (v) Disability benefits shall be payable in accordance with the Company's plans, programs and policies (including the SERP), and all deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;

         (vi) For the period extending from the date of termination due to Disability until the date Executive reaches age 65, Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical insurance, disability insurance and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period or, if the terms of such plans or programs do not allow Executive's continued participation, Executive shall be paid a cash payment equivalent on an after-tax basis to the value of the additional benefits (of the type described in this Section 6(c)(vi)) Executive would have received under such plans or programs had Executive continued to be employed during such period following Executive's termination until age 65, with such benefits provided by the Company at the same times and in the same manner as such benefits would have been provided to Executive under such plans and programs (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); provided, however, that Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 6(c)(vi);

         (v) Executive's rights and obligations with respect to the loan described in Section 5(g) will be as set forth in that Section.

                  (d) Other Terms of Payment Following Retirement, Death, or Disability. Nothing in this Section 6 shall limit the benefits payable or provided In the event Executive's employment terminates due to Retirement, death, or Disability under the terms of plans or programs of the Company more favorable to the Executive (or her beneficiaries) than the benefits payable or provided under this Section 6 (except in the case of annual incentives in lieu of which amounts are paid hereunder), including plans and programs adopted after the date of this Agreement. Amounts payable under this Section 6 following Executive's termination of employment, other than those expressly payable following determination of performance for the year of termination for purposes of annual incentive compensation or otherwise expressly payable on a deferred basis, will be paid as promptly as practicable after such termination of employment.

         7. TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN RETIREMENT, DEATH, OR DISABILITY.

                  (a) Termination by the Company for Cause. The Company may terminate the employment of Executive hereunder for Cause (as defined in Section 8(a)) at any time. At the time Executive's employment is terminated for Cause, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease, and the Company will pay Executive, and Executive will be entitled to receive, the following:

         (i)      Executive's Compensation Accrued at Termination (as defined in
                  Section 8(c));

         (ii) All stock options, restricted stock and deferred stock awards, including outstanding PERS awards, and all other long-term incentive awards will be governed by the terms of the plans and programs under which the awards were granted;

         (iii) All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral, and all rights under the SERP and any other benefit plan shall be governed by such plan; and

         (iv) Executive's rights and obligations with respect to the loan described in Section 5(g) will be as set forth in that Section.

                  (b) Termination by Executive Other Than For Good Reason. Executive may terminate her employment hereunder voluntarily for reasons other than Good Reason (as defined in Section 8(e)) at any time. An election by Executive not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of employment by Executive for reasons other than Good Reason at the date of expiration of the Term, unless a Change in Control (as defined in Section 8(b)) occurs prior to, and there exists Good Reason at, such date of expiration. At the time Executive's employment is terminated by Executive other than for Good Reason the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease, and the Company will pay Executive, and Executive will be entitled to receive, the following:

         (i)      Executive's Compensation Accrued at Termination;

         (ii) All stock options, restricted stock and deferred stock awards, including outstanding PERS awards, and all other long-term incentive awards will be governed by the terms of the plans and programs under which the awards were granted;

         (iii) All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral, and all rights under the SERP and any other benefit plan shall be governed by such plan; and

         (iv) Executive's rights and obligations with respect to the loan described in Section 5(g) will be as set forth in that Section.

                  (c) Termination by the Company Without Cause Prior to a Change in Control. The Company may terminate the employment of Executive hereunder without Cause, if at the date of termination no Change in Control has occurred, upon at least 90 days' written notice to Executive. The foregoing notwithstanding, the Company may elect, by written notice to Executive, to terminate Executive's positions specified in Sections 1 and 3 and all other obligations of Executive and the Company under Section 3 at a date earlier than the expiration of such 90-day period, if so specified by the Company in the written notice, provided that Executive shall be treated as an employee of the Company (without any assigned duties) for all other purposes of this Agreement, including for purposes of Sections 4 and 5, from such specified date until the expiration of such 90-day period. An election by the Company not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of Executive's employment by the Company without Cause at the date of expiration of the Term and shall be subject to this Section 7(c) if at the date of such termination no Change in Control has occurred; provided, however, that, if Executive has attained age 65 at such date of termination, such termination shall be deemed a Retirement of Executive. At the time Executive's employment is terminated by the Company (i.e., at the expiration of such notice period), the Term will terminate, all remaining obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except as expressly provided below), and the Company will pay Executive, and Executive will be entitled to receive, the following:

         (i)      Executive's Compensation Accrued at Termination;

         (ii) Cash in an aggregate amount equal to two times the sum of (A) Executive's Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive's annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year. The amount determined to be payable under this Section 7(c)(ii) shall be payable in monthly installments over the 24 months following termination, without interest, except the Company may elect to accelerate payment of the remaining balance of such amount and to pay it as a lump sum, without discount;

         (iii) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, an amount equal to the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

         (iv) Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and, in other respects (including the period following termination during which such options may be exercised), such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

         (v) Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

         (vi) All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;

         (vii) For purposes of the SERP, Executive shall be credited with additional years of age and/or years of Service (as defined in the SERP) if and to the extent required so that Executive's termination will qualify as a "Retirement" within the meaning of the SERP, so that Executive will be entitled to not less than the minimum "Retirement Benefit" determined in accordance with Section 3.1 of the SERP;

         (viii) For a period of two years after such termination (but not after Executive attains age 65), Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical insurance, disability insurance and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits. If the terms of the Company plans and programs referred to in this Section 7(c)(viii) do not allow Executive's continued participation, Executive shall be paid a cash payment equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(c)(viii) Executive would have received under such plans or programs had Executive continued to be employed during such period, with such benefits provided by the Company at the same times and in the same manner as such benefits would have been provided to Executive under such plans and programs (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); provided, however, that Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(c)(viii). Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this
                  Section 7(c)(viii);

                  and the Company be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(c)(viii) if the Company had received adequate prior notice as required by this sentence; and

         (ix)     Executive's obligations with respect to the loan described in
                  Section 5(g) will be as set forth in that Section.

                  (d) Termination by Executive for Good Reason Prior to a Change in Control. Executive may terminate her employment hereunder for Good Reason, prior to a Change in Control, upon 90 days' written notice to the Company; provided, however, that, if the Company has corrected the basis for such Good Reason within 30 days after receipt of such notice, Executive may not terminate her employment for Good Reason, and therefore Executive's notice of termination will automatically become null and void. At the time Executive's employment is terminated by Executive for Good Reason (i.e., at the expiration of such notice period), the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except as expressly provided below), and the Company will pay Executive, and Executive will be entitled to receive, the following:

         (i)      Executive's Compensation Accrued at Termination;

         (ii) Cash in an aggregate amount equal to two times the sum of (A) Executive's Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive's annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year. The amount determined to be payable under this Section 7(d)(ii) shall be payable in monthly installments over the 24 months following termination, without interest, except the Company may elect to accelerate payment of the remaining balance of such amount and to pay it as a lump sum, without discount;

         (iii) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, an amount equal to the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

         (iv) Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and, in other respects (including the period following termination during which such options may be exercised), such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

         (v) Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

         (vi) All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;

         (vii) For purposes of the SERP, Executive shall be credited with additional years of age and/or years of Service (as defined in the SERP) if and to the extent required so that Executive's termination will qualify as a "Retirement" within the meaning of the SERP, so that Executive will be entitled to not less than the minimum "Retirement Benefit" determined in accordance with Section 3.1 of the SERP;

         (viii) For a period of two years after such termination (but not after Executive attains age 65), Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical insurance, disability insurance and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits. If the terms of the Company plans and programs referred to in this Section 7(d)(viii) do not allow Executive's continued participation, Executive shall be paid a cash payment equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(d)(viii) Executive would have received under such plans or programs had Executive continued to be employed during such period, with such benefits provided by the Company at the same times and in the same manner as such benefits would have been provided to Executive under such plans and programs (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); provided, however, that Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(d)(viii). Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this
                  Section 7(d)(viii); and the Company shall be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(d)(viii) if the Company had received adequate prior notice as required by this sentence; and

         (ix)     Executive's obligations with respect to the loan described in
                  Section 5(g) will be as set forth in that Section.

If any payment or benefit under this Section 7(d) is based on Base Salary or other level of compensation or benefits at the time of Executive's termination and if a reduction in such Base Salary or other level of compensation or benefit was the basis for Executive's termination for Good Reason, then the Base Salary or other level of compensation in effect before such reduction shall be used to calculate payments or benefits under this Section 7(d).

                  (e) Termination by the Company Without Cause After a Change in Control. The Company may terminate the employment of Executive hereunder without Cause, simultaneously with or at any time after a Change in Control, upon at least 90 days' written notice to Executive. The foregoing notwithstanding, the Company may elect, by written notice to Executive, to terminate Executive's positions specified in Sections 1 and 3 and all other obligations of Executive and the Company under Section 3 at a date earlier than the expiration of such 90-day notice period, if so specified by the Company in the written notice, provided that Executive shall be treated as an employee of the Company (without any assigned duties) for all other purposes of this Agreement, including for purposes of Sections 4 and 5, from such specified date until the expiration of such 90-day period. An election by the Company not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of Executive's employment by the Company without Cause at the date of expiration of the Term and shall be subject to this Section 7(e) if the date of such termination coincides with or is after a Change in Control; provided, however, that, if Executive has attained age 65 at such date of termination, such termination shall be deemed a Retirement of Executive. At the time Executive's employment is terminated by the Company (i.e., at the expiration of such notice period), the Term will terminate, all remaining obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except as expressly provided below), and the Company will pay Executive, and Executive will be entitled to receive, the following:

         (i)      Executive's Compensation Accrued at Termination;

         (ii)     Cash in an aggregate amount equal to three times the sum of
                  (A) Executive's Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive's annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year. The amount determined to be payable under this Section 7(e)(ii) shall be paid by the Company not later than 15 days after Executive's termination;

         (iii) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, an amount equal to the portion of Executive's annual target incentive compensation potentially payable in cash to

                  Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

         (iv) Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and any such options granted on or after the date hereof shall remain outstanding and exercisable until the stated expiration date of the Option as though Executive's employment did not terminate, and, in other respects, such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

         (v) Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

         (vi) All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;

         (vii) For purposes of the SERP, Executive will be credited with additional years of age and/or years of Service (as defined in the SERP) if and to the extent required so that Executive's termination will qualify as a "Retirement" within the meaning of the SERP and so that Executive will be entitled the maximum "Retirement Benefit" in accordance with Section 3.1 of the SERP. In addition, the provisions of the SERP notwithstanding, the term "Average Final Compensation" as used in the SERP shall mean the greatest of (A) Average Final Compensation as defined in the SERP, (B) the sum of (x) Executive's Base Salary plus (y) Executive's annual target incentive opportunity for the year in which the Change in Control occurred (if not yet determined, then such opportunity shall be deemed to equal the greater of the minimum annual target incentive opportunity that would be required by this Agreement or the actual annual incentive earned for the year immediately preceding the year in which the Change in Control occurred), or (C) $1,971,755;

         (viii) For a period of three years after such termination (but not after Executive attains age 65), Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical insurance, disability insurance and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits. If the terms of the Company plans and programs referred to in this Section 7(e)(viii) do not allow Executive's continued participation, Executive shall be paid a cash payment equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(e)(viii) Executive would have received under such plans or programs had Executive continued to be employed during such period, with such benefits provided by the Company at the same times and in the same manner as such benefits would have been provided to Executive under such plans and programs (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); provided, however, that Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(e)(viii). Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this
                  Section 7(e)(viii); and the Company shall be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(e)(viii) if the Company had received adequate prior notice as required by this sentence; and

         (ix)     Executive's obligations with respect to the loan described in
                  Section 5(g) will be as set forth in that Section.

If any payment or benefit under this Section 7(e) is based on Base Salary or other level of compensation or benefits at the time of Executive's termination and if the Company has purported to reduce Base Salary or other level of compensation or benefits prior to such termination in a manner that would constitute Good Reason, then the Base Salary or other level of compensation in effect before such reduction shall be used to calculate payments or benefits under this Section 7(e).

                  (f) Termination by Executive for Good Reason After a Change in Control. Executive may terminate her employment hereunder for Good Reason, simultaneously with or at any time after a Change in Control, upon 90 days' written notice to the Company; provided, however, that, if the Company has corrected the basis for such Good Reason within 30 days after receipt of such notice, Executive may not terminate her employment for Good Reason, and therefore Executive's notice of termination will automatically become null and void. At the time Executive's employment is terminated by Executive for Good Reason (i.e., at the expiration of such notice period), the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except as expressly provided below), and the Company will pay Executive, and Executive will be entitled to receive, the following:

         (i)      Executive's Compensation Accrued at Termination;

         (ii)     Cash in an aggregate amount equal to three times the sum of
                  (A) Executive's Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive's annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year. The amount determined to be payable under this Section 7(f)(ii) shall be paid by the Company not later than 15 days after Executive's termination;

         (iii) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, an amount equal to the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

         (iv) Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and any such options granted on or after the date hereof shall remain outstanding and exercisable until the stated expiration date of the Option as though Executive's employment did not terminate, and, in other respects, such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

         (v) Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

         (vi) All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;

         (vii) For purposes of the SERP, Executive will be credited with additional years of age and/or years of Service (as defined in the SERP) if and to the extent required so that Executive's termination will qualify as a "Retirement" within the meaning of the SERP and so that Executive will be entitled the maximum "Retirement Benefit" in accordance with Section 3.1 of the SERP. In addition, the provisions of the SERP notwithstanding, the term "Average Final Compensation" as used in the SERP shall mean the greatest of (A) Average Final Compensation as defined in the SERP, (B) the sum of (x) Executive's Base Salary plus (y) Executive's annual target incentive opportunity for the year in which the Change in Control occurred (if not yet determined, then such opportunity shall be deemed to equal the greater of the minimum annual target incentive opportunity that would be required by this Agreement or the actual annual incentive earned for the year immediately preceding the year in which the Change in Control occurred), or (C) $1,971,755;

         (viii) For a period of three years after such termination (but not after Executive attains age 65), Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical insurance, disability insurance and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits. If the terms of the Company plans and programs referred to in this Section 7(f)(viii) do not allow Executive's continued participation, Executive shall be paid a cash payment equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(f)(viii) Executive would have received under such plans or programs had Executive continued to be employed during such period, with such benefits provided by the Company at the same times and in the same manner as such benefits would have been provided to Executive under such plans and programs (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); provided, however, that Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(f)(viii). Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this
                  Section 7(f)(viii); and the Company shall be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(f)(viii) if the Company had received adequate prior notice as required by this sentence; and

         (ix)     Executive's obligations with respect to the loan described in
                  Section 5(g) will be as set forth in that Section.

If any payment or benefit under this Section 7(f) is based on Base Salary or other level of compensation or benefits at the time of Executive's termination and if a reduction in such Base Salary or other level of compensation or benefits was the basis for Executive's termination for Good Reason or would otherwise constitute Good Reason, then the Base Salary or other level of compensation in effect before such reduction shall be used to calculate payments or benefits under this Section 7(f).

                  (g) Other Terms Relating to Certain Terminations of Employment. Whether a termination is deemed to be at or following a Change in Control for purposes of Sections 7(c), (d), (e), or (f) is determined at the date of termination, regardless of whether the Change in Control had occurred at the time a notice of termination was given. In the event Executive's employment terminates for any reason set forth in Section 7(b) through (f), Executive will be entitled to the benefit of any terms of plans or agreements applicable to Executive which are more favorable than those specified in this Section 7 (except in the case of annual incentives in lieu of which amounts are paid hereunder). Amounts payable under this Section 7 following Executive's termination of employment, other than those expressly payable on a deferred basis, will be paid as promptly as practicable after such a termination of employment, and such amounts payable under Section 7(e) or 7(f) will be paid in no event later than 15 days after Executive's termination of employment unless not determinable within such period.

         8.       DEFINITIONS RELATING TO TERMINATION EVENTS.

                  (a) "Cause." For purposes of this Agreement, "Cause" shall mean Executive's

         (i) willful and continued failure to substantially perform her duties hereunder (other than any such failure resulting from incapacity due to physical or mental illness or disability or any failure after the issuance of a notice of termination by Executive for Good Reason) which failure is demonstrably and materially damaging to the financial condition or reputation of the Company and/or its subsidiaries, and which failure continues more than 48 hours after a written demand for substantial performance is delivered to Executive by the Board, which demand specifically identifies the manner in which the Board believes that Executive has not substantially performed her duties hereunder and the demonstrable and material damage caused thereby; or

         (ii) the willful engaging by Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

No act, or failure to act, on the part of Executive shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that her action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive was guilty of conduct set forth above in this definition and specifying the particulars thereof in detail.

                  (b) "Change in Control." For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if, during the term of this
Agreement:

         (i) any "Person," as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities;

         (ii) during any period of twenty-four months (not including any period prior to the effectiveness of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections
                  (8)(b)(i), (iii) or (iv) hereof, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or
                  (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

         (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and
                  (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity;

         (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

         (v) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.

                  (c) "Compensation Accrued at Termination." For purposes of this Agreement, "Compensation Accrued at Termination" means the following:

         (i) The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of Executive's termination of employment, pro rated through such date of termination, payable in accordance with the Company's regular pay schedule;

         (ii) All vested, nonforfeitable amounts owing or accrued at the date of Executive's termination of employment under any compensation and benefit plans, programs, and arrangements set forth or referred to in Sections 4(b) and 5(a) and 5(b) hereof (including any earned and vested annual incentive compensation and long-term incentive award) in which Executive theretofore participated, payable in accordance with the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted or accrued; and

         (iii) Reasonable business expenses and disbursements incurred by Executive prior to Executive's termination of employment, to be reimbursed to Executive, as authorized under Section 5(f), in accordance the Company's reimbursement policies as in effect at the date of such termination.

                  (d) "Disability." For purposes of this Agreement, "Disability" means Executive's absence from the full-time performance of Executive's duties hereunder for six consecutive months as a result of her incapacity due to physical or mental illness or disability, and, within 30 days after written notice of termination is thereafter given by the Company, Executive shall have not returned to the full-time performance of such duties.

                  (e) "Good Reason." For purposes of this Agreement, "Good Reason" shall mean, without Executive's express written consent, the occurrence of any of the following circumstances unless, in the case of subsections (i),
(iv), (vi) or (viii) hereof, such circumstances are fully corrected prior to the date of termination specified in the notice of termination given in respect thereof:

         (i) the assignment to Executive of duties inconsistent with Executive's position and status hereunder, or an alteration, adverse to Executive, in the nature of Executive's duties, responsibilities, and authorities, Executive's positions or the conditions of Executive's employment from those specified in Section 3 or otherwise hereunder (other than inadvertent actions which are promptly remedied); for this purpose, it shall constitute "Good Reason" under this subsection (e)(i) if
                  (A) Executive shall be required to report to and take direction from any person or body other than the Chairman of the Board of the Company and the Board; and (B) if Executive shall be removed from the Board or from any Board committee on which Executive has served during the Term, or there occurs any failure of Executive to be nominated, elected, reappointed or reelected as a member of the Board or as a member of any Board committee on which she has served during the Term, including a failure of the Board or stockholders to take such actions (notwithstanding their legal right to do so), except the foregoing shall not constitute Good Reason if occurring in connection with the termination of Executive's employment for Cause, Disability, Retirement, as a result of Executive's death, or as a result of action by or with the consent of Executive; for purposes of this Section 8(e)(i), references to the Company (and the Board and stockholders of the Company) refer to the ultimate parent company (and its board and stockholders) succeeding the Company following an acquisition in which the corporate existence of the Company continues, in accordance with Section 12(b);

         (ii) (A) a reduction by the Company in Executive's Base Salary, (B) the setting of Executive's annual target incentive opportunity or payment of earned annual incentive in amounts less than specified under or otherwise not in conformity with Section 4 hereof, (C) a change in compensation or benefits not in conformity with

                  Section 5, or (D) a reduction, after a Change in Control in perquisites from the level of such perquisites as in effect immediately prior to the Change in Control or as the same may have been increased from time to time after the Change in Control except for across-the-board perquisite reductions similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company;

           (iii) the relocation of the principal place of Executive's employment not in conformity with Section 3(b) hereof; for this purpose, required travel on the Company's business will not constitute a relocation so long as the extent of such travel is substantially consistent with Executive's customary business travel obligations in periods prior to the Effective Date;

           (iv) the failure by the Company to pay to Executive any portion of Executive's compensation or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days of the date such compensation is due;

         (v) the failure by the Company to continue in effect any material compensation or benefit plan in which Executive participated immediately prior to a Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amounts of compensation or benefits provided and the level of Executive's participation relative to other participants, as existed at the time of the Change in Control;

           (vi) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to fully assume the Company's obligations and to perform under this Agreement, as contemplated in Section 12(b) hereof, in a form reasonably acceptable to Executive;

           (vii) any election by the Company not to extend the Term of this Agreement at the next possible extension date under Section 2 hereof, unless Executive will have attained age 65 at or before such extension date; or

           (viii) any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, this Agreement.

                  (f) "Potential Change in Control" For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if, during the term of this Agreement:

           (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

           (ii) any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or

           (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

           9. RABBI TRUST OBLIGATION UPON POTENTIAL CHANGE IN CONTROL; EXCISE TAX-RELATED PROVISIONS.

                  (a) Rabbi Trust Funded Upon Potential Change in Control. In the event of a Potential Change in Control or Change in Control, the Company shall, not later than 15 days thereafter, have established one or more rabbi trusts and shall deposit therein cash in an amount sufficient to provide for full payment of all potential obligations of the Company that would arise assuming consummation of a Change in Control, or has arisen in the case of an actual Change in Control, and a subsequent termination of Executive's employment under Section 7(e) or 7(f). Such rabbi trust(s) shall be irrevocable and shall provide that the Company may not, directly or indirectly, use or recover any assets of the trust(s) until such time as all obligations which potentially could arise hereunder have been settled and paid in full, subject only to the claims of creditors of the Company in the event of insolvency or bankruptcy of the Company; provided, however, that if no Change in Control has occurred within two years after such Potential Change in Control, such rabbi trust(s) shall at the end of such two-year period become revocable and may thereafter be revoked by the Company.

                  (b) Gross-up If Excise Tax Would Apply. In the event Executive becomes entitled to any amounts or benefits payable in connection with a Change in Control or other change in control (whether or not such amounts are payable pursuant to this Agreement) (the "Severance Payments"), if any of such Severance Payments are subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar federal, state or local tax that may hereafter be imposed), the Company shall pay to Executive at the time specified in Section 9(b)(iii) hereof an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the payment provided for by Section 9(b)(i), shall be equal to the Total Payments.

           (i) For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax:

                  (A) any other payments or benefits received or to be received by Executive in connection with a Change in Control or Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (which, together with the Severance Payments, constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of
                           Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of nationally-recognized tax counsel selected by Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

                  (B) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (x) the total amount of the Total Payments and (y) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying Section 9(b)(i)(A) hereof); and

                  (C) the value of any non-cash benefits or any deferred payments or benefit shall be determined by a nationally-recognized accounting firm selected by Executive in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

         (ii) For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Executive's employment, Executive shall repay to the Company within ten days after the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by Executive if such repayment results in a reduction in Excise Tax and/or federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess within ten days after the time that the amount of such excess is finally determined.

         (iii) The payments provided for in this Section 9(b) shall be made not later than the fifteenth day following the date of Executive's termination of employment; provided, however, that if the amount of such payments cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the date of Executive's termination of employment. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifteenth day after the demand by the

                  Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

           (iv) All determinations under this Section 9(b) shall be made at the expense of the Company by a nationally recognized public accounting firm selected by Executive, and such determination shall be binding upon Executive and the Company.

                  10. NON-COMPETITION AND NON-DISCLOSURE; EXECUTIVE COOPERATION; NON-DISPARAGEMENT.

                  (a) Non-Competition. Without the consent in writing of the Board, Executive will not, at any time during the Term and for a period of two years following termination of Executive's employment for any reason, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor, or director) in any business in which she has been directly engaged on behalf of the Company or any affiliate, or has supervised as an executive thereof, during the last two years prior to such termination, or which was engaged in or planned by the Company or an affiliate at the time of such termination, in any geographic area in which such business was conducted or planned to be conducted; (ii) induce any customers of the Company or any of its affiliates with whom Executive has had contacts or relationships, directly or indirectly, during and within the scope of her employment with the Company or any of its affiliates, to curtail or cancel their business with the Company or any such affiliate; (iii) induce, or attempt to influence, any employee of the Company or any of its affiliates to terminate employment; or (iv) solicit, hire or retain as an employee or independent contractor, or assist any third party in the solicitation, hire, or retention as an employee or independent contractor, any person who during the previous 12 months was an employee of the Company or any affiliate; provided, however, that the limitation contained in clause (i) above shall not apply if Executive's employment is terminated as a result of a termination by the Company without Cause following a Change in Control or is terminated by Executive for Good Reason following a Change in Control; and provided further, that activities engaged in by or on behalf of the Company are not restricted by this covenant. The provisions of subparagraphs (i), (ii),
(iii), and (iv) above are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that the ownership of not more than one percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this Section 10(a).

                  (b) Non-Disclosure; Ownership of Work. Executive shall not, at any time during the Term and thereafter (including following Executive's termination of employment for any reason), disclose, use, transfer, or sell, except in the course of employment with or other service to the Company, any proprietary information, secrets, organizational or employee information, or other confidential information belonging or relating to the Company and its affiliates and customers so long as such information has not otherwise been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process. In addition, upon termination of employment for any reason, Executive will return to the Company or its affiliates all documents and other media containing information belonging or relating to the Company or its affiliates. Executive will promptly disclose in writing to the Company all inventions, discoveries, developments, improvements and innovations (collectively referred to as "Inventions") that Executive has conceived or made during the Term; provided, however, that in this context "Inventions" are limited to those which (i) relate in any manner to the existing or contemplated business or research activities of the Company and its affiliates; (ii) are suggested by or result from Executive's work at the Company; or (iii) result from the use of the time, materials or facilities of the Company and its affiliates. All Inventions will be the Company's property rather than Executive's. Should the Company request it, Executive agrees to sign any document that the Company may reasonably require to establish ownership in any Invention.

                  (c) Cooperation With Regard to Litigation. Executive agrees to cooperate with the Company, during the Term and thereafter (including following Executive's termination of employment for any reason), by making herself available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate of the Company, as requested. The Company agrees to reimburse the Executive, on an after-tax basis, for all expenses actually incurred in connection with her provision of testimony or assistance.

                  (d) Non-Disparagement. Executive shall not, at any time during the Term and thereafter, make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from making truthful statements that are required by applicable law, regulation or legal process.

                  (e) Release of Employment Claims. Executive agrees, as a condition to receipt of any termination payments and benefits provided for in Sections 6 and 7 herein (other than Compensation Accrued at Termination), that she will execute a general release agreement, in a form satisfactory to the Company, releasing any and all claims arising out of Executive's employment other than enforcement of this Agreement, rights under the Promissory Note and Stock Pledge Agreement, and rights to indemnification under any agreement, law, Company organizational document or policy, or otherwise.

                  (f) Forfeiture of Outstanding Options. The provisions of Sections 6 and 7 notwithstanding, if Executive willfully and materially fails to substantially comply with any restrictive covenant under this Section 10 or willfully and materially fails to substantially comply with any material obligation under this Agreement, all options to purchase Common Stock granted by the Company and then held by Executive or a transferee of Executive shall be immediately forfeited and thereupon such options shall be cancelled. Notwithstanding the foregoing, Executive shall not forfeit any option unless and until there shall have been delivered to her, within six months after the Board
(i) had knowledge of conduct or an event allegedly constituting grounds for such forfeiture and (ii) had reason to believe that such conduct or event could be grounds for such forfeiture, a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board (excluding Executive) at a meeting of the Board called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such forfeiture and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with her counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive has engaged and continues to engage in conduct set forth in this Section 10(f) which constitutes grounds for forfeiture of Executive's options; provided, however, that if any option is exercised after delivery of such notice and the Board subsequently makes the determination described in this sentence,


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


Executive shall be required to pay to the Company an amount equal to the difference between the aggregate value of the shares acquired upon such exercise at the date of the Board determination and the aggregate exercise price paid by Executive. Any such forfeiture shall apply to such options notwithstanding any term or provision of any option agreement. In addition, options granted to Executive on or after January 1, 2000, and gains resulting from the exercise of such options, shall be subject to forfeiture in accordance with the Company's standard policies relating to such forfeitures and clawbacks, as such policies are in effect at the time of grant of such options.

                  (g) Survival. The provisions of this Section 10 shall survive the termination of the Term and any termination or expiration of this Agreement.

           11.    GOVERNING LAW; DISPUTES; ARBITRATION.

                  (a) Governing Law. This Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the State of Connecticut, without regard to conflicts of law principles, except insofar as federal laws and regulations and the Delaware General Corporation Law may be applicable. If under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof. If any court determines that any provision of Section 10 is unenforceable because of the duration or geographic scope of such provision, it is the parties' intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable and, in its modified form, such provision shall be enforced.

                  (b) Reimbursement of Expenses in Enforcing Rights. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in seeking to interpret this Agreement or enforce rights pursuant to this Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company, whether or not Executive is successful in asserting such rights; provided, however, that no reimbursement shall be made of such expenses relating to any unsuccessful assertion of rights if and to the extent that Executive's assertion of such rights was in bad faith or frivolous, as determined by arbitrators in accordance with Section 11(c) or a court having jurisdiction over the matter.

                  (c) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Westport CT by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company and Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the District of Connecticut, (ii) any of the courts of the State of Connecticut, or
(iii) any other court having jurisdiction. The Company and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and Executive hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 11(b), the Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 11. Notwithstanding any provision in this Section 11, Executive shall be entitled to seek specific performance of Executive's right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                  (d) Interest on Unpaid Amounts. Any amount which has become payable pursuant to the terms of this Agreement or any decision by arbitrators or judgment by a court of law pursuant to this Section 11 but which has not been timely paid shall bear interest at the prime rate in effect at the time such amount first becomes payable, as quoted by the Company's principal bank.

           12.    MISCELLANEOUS.

                  (a) Integration. This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto with respect to the employment of Executive by the Company, any parent or predecessor company, and the Company's subsidiaries during the Term, except for contracts relating to compensation under executive compensation and employee benefit plans of the Company and its subsidiaries. The foregoing notwithstanding, Executive shall not participate in the Company's Employee Protection Plan. Executive shall remain entitled to any right or benefit under a Change-in-Control Agreement executed by the Company, for so long as such Change-in-Control Agreement remains in effect, if and to the extent that such right or benefit is more favorable than a corresponding provision of this Agreement, but no payment or benefit under the Change-in-Control Agreement shall be made or extended which duplicates any payment or benefit hereunder. If and to the extent that this Agreement may provide enhanced benefits to Executive under the SERP which benefits are not explicitly provided for under the SERP, the SERP shall be deemed amended by this Agreement (but only insofar as it pertains to Executive). This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Executive under such prior agreements and understandings or under any benefit or compensation plan of the Company.

                  (b) Successors; Transferability. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise and, in the case of an acquisition of the Company in which the corporate existence of the Company continues, the ultimate parent company following such acquisition. Subject to the foregoing, the Company may transfer and assign this Agreement and the Company's rights and obligations hereunder. Neither this Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 12(c).

                  (c) Beneficiaries. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits provided hereunder following Executive's death.

                  (d) Notices. Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

         If to the Company:

         IMS HEALTH INCORPORATED
         200 Nyala Farms
         Westport, CT  06880
         Attention:  General Counsel

         If to Executive:

         Victoria R. Fash
         200 Nyala Farms
         Westport, CT  06880

If the parties by mutual agreement supply each other with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Agreement. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective two days after deposit into the mails by delivery to the U.S. Post Office.

                  (e) Reformation. The invalidity of any portion of this Agreement shall not deemed to render the remainder of this Agreement invalid.

                  (f) Headings. The headings of this Agreement are for convenience of reference only and do not constitute a part hereof.

                  (g) No General Waivers. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

                  (h) No Obligation To Mitigate. Executive shall not be required to seek other employment or otherwise to mitigate Executive's damages upon any termination of employment, and any compensation or benefits received from any other employment of Executive shall not mitigate or reduce the obligations of the Company or the rights of Executive hereunder, except that, to the extent Executive receives from a subsequent employer health or other insurance benefits that are substantially similar to the benefits referred to in Section 5(b) hereof, any such benefits to be provided by the Company to Executive following the Term shall be correspondingly reduced.

                  (i) Offsets; Withholding. The amounts required to be paid by the Company to Executive pursuant to this Agreement shall not be subject to offset other than with respect to any amounts that are owed to the Company by Executive due to her receipt of funds as a result of her fraudulent activity or as otherwise provided in Section 5(g). The foregoing and other provisions of this Agreement notwithstanding, all payments to be made to Executive under this Agreement, including under Sections 6 and 7 and the value of any loan forgiveness under Section 5(g), or otherwise by the Company, will be subject to withholding to satisfy required withholding taxes and other required deductions.

                  (j) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Executive, her heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

                  (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         13.      INDEMNIFICATION.

                  All rights to indemnification by the Company now existing in favor of the Executive as provided in the Company's Certificate of Incorporation or By-laws or pursuant to other agreements in effect on or immediately prior to the Effective Date shall continue in full force and effect from the Effective Date (including all periods after the expiration of the Term), and the Company shall also advance expenses for which indemnification may be ultimately claimed as such expenses are incurred to the fullest extent permitted under applicable law, subject to any requirement that the Executive provide an undertaking to repay such advances if it is ultimately determined that the Executive is not entitled to indemnification; provided, however, that any determination required to be made with respect to whether the Executive's conduct complies with the standards required to be met as a condition of indemnification or advancement of expenses under applicable law and the Company's Certificate of Incorporation, By-laws, or other agreement shall be made by independent counsel mutually acceptable to the Executive and the Company (except to the extent otherwise required by law). After the date hereof, the Company shall not amend its Certificate of Incorporation or By-laws or any agreement in any manner which adversely affects the rights of the Executive to indemnification thereunder. Any provision contained herein notwithstanding, this Agreement shall not limit or reduce any rights of the Executive to indemnification pursuant to applicable law. In addition, the Company will maintain directors' and officers' liability insurance in effect and covering acts and omissions of Executive during the Term and for a period of six years thereafter on terms substantially no less favorable than those in effect on the Effective Date.

                  IN WITNESS WHEREOF, Executive has hereunto set her hand and the Company has caused this instrument to be duly executed as of the date of the amendment and restatement of this Agreement set forth in Section 1 hereof.

                                        IMS HEALTH INCORPORATED

                                        By:___________________________
                                        Name:
                                        Title:


                                        EXECUTIVE
                                        Victoria R. Fash